Exhibit (10)(b)

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Percentage &Type of Securities Owned or Controlled by Company
		Voting Securities Held	Non-Voting Securities
Dia Consult Limited	Republic of Tanzania, Africa	100% (common)	n/a
Itetemia Mining Company Limited(1)	Republic of Tanzania, Africa	90% (common)	n/a
Lunguya Mining Company Ltd. (2)	Republic of Tanzania, Africa	60% (common	n/a
Kabahelele Mining Company Limited(3)	Republic of Tanzania, Africa	80% (common)	n/a
Tancan Mining Company Limited (“Tancan”)	Republic of Tanzania, Africa	100% (common)	n/a
Tanzania American International Development Corporation 2000 Limited	Republic of Tanzania, Africa	100% (common)	n/a

(1)

The remaining 10% interest is held by Stamico.

(2)

The remaining 40% interest is held by Northern Mining Consulting Ltd.

(3)

The remaining 20% interest is held by Bungu Minerals Ltd.